UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 7, 2017

FLIR Systems, Inc.

(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	0-21918 (Commission File Number)	93-0708501 (IRS Employer Identification No.)

27700 SW Parkway Avenue Wilsonville, Oregon	97070
(Address of Principal Executive Offices)	(Zip Code)

503-498-3547

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02         DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 7, 2017, Amit Singhi, Senior Vice President, Finance and Chief Financial Officer of the Company notified the Company of his decision to resign from his position effective July 31, 2017. Mr. Singhi’s resignation was a personal decision to pursue other business opportunities and not due to any disagreement with the Company’s management team, operations, financials, policies or procedures.

Shane R. Harrison, the Company’s Senior Vice President, Corporate Development and Strategy since April 2015, will work closely with Mr. Singhi in transition and will serve as interim chief financial officer upon Mr. Singhi’s departure until the Company names a permanent Chief Financial Officer. Mr. Harrison, age 41, joined the Company in 2010 and previously served as Vice President of Corporate Development and Investor Relations from 2010 to April 2015.

Item 7.01         REGULATION FD DISCLOSURE

On June 9, 2017, the Company issued a press release announcing Mr. Singhi’s resignation as Senior Vice President, Finance and Chief Financial Officer of the Company effective July 31, 2017. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.         FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Press Release of FLIR Systems, Inc. dated June 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLIR SYSTEMS, INC.

Date: June 9, 2017	By:	/s/ Todd M. DuChene
Todd M. DuChene Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of FLIR Systems, Inc. dated June 9, 2017.